UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue, Suite 100 Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective March 2, 2009, Philip Livingston resigned as a director of Cott Corporation (the “Company”) and Jerry Fowden was appointed to the board of directors. As previously reported on Form 8-K filed on February 24, 2009, Mr. Fowden was recently appointed as the Company’s Chief Executive Officer. Mr. Fowden has not been named, and is not expected to be named, to any committee of the board of directors. He will not receive any compensation for serving on the board of directors. There have not been any related party transactions in which the amounts involved exceeded $120,000 with Mr. Fowden since the beginning of the Company’s last fiscal year, other than amounts paid pursuant to his employment with the Company, nor are there any such transactions currently proposed. There is no arrangement or understanding between Mr. Fowden and any other persons pursuant to which Mr. Fowden was selected as a director, other than the understanding with the Company that Mr. Fowden would become a director in connection with his appointment as Chief Executive Officer of the Company.

A copy of the press release announcing Mr. Fowden’s appointment and Mr. Livingston’s resignation is furnished as Exhibit 99.1 to this report and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Cott Corporation, dated March 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation (Registrant)

March 6, 2009	By:	/s/ Juan Figuereo
Juan Figuereo
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Cott Corporation, dated March 4, 2009